Exhibit 99.1

EVERCORE

EVERCORE REPORTS FIRST QUARTER 2015 RESULTS;

QUARTERLY DIVIDEND OF $0.28 PER SHARE

Highlights

•	First Quarter Financial Summary

–	U.S. GAAP Net Revenues of $238.0 million, up 60% and down 26% compared to Q1 2014 and Q4 2014, respectively

–	U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $4.3 million, down 59% and 84% compared to Q1 2014 and Q4 2014, respectively, or $0.10 per share, down 60% and 85% compared to Q1 2014 and Q4 2014, respectively

–	Adjusted Pro Forma Net Revenues of $238.2 million, up 60% and down 26% compared to Q1 2014 and Q4 2014, respectively

–	Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $29.7 million, up 102% and down 35% compared to Q1 2014 and Q4 2014, respectively, or $0.56 per share, up 81% and down 38% compared to Q1 2014 and Q4 2014, respectively

•	Investment Banking

–	Announced Senior Managing Director hires David Andrews, E. Thomas Massey, Anil Rachwani and Jay Chandler, as well as Senior Advisor, Steven C. Todrys, strengthening our energy, chemicals and technology groups, and our equity capital markets and tax structuring capabilities

–	Four additional Senior Managing Directors have resigned from their current firms and committed to join Evercore

–	Continue to advise on large and complex transactions:

–	General Maritime Corporation on its $3.0 billion merger with Navig8 Crude Tankers Inc. to create Gener8 Maritime Inc.

–	Aruba Networks on its $3.0 billion sale to Hewlett-Packard

–	Towergate Insurance on the implementation of its financial restructuring and recapitalization

–	HGGC Fund II on the capital raise for its $1.33 billion U.S. Buyout Fund

•	Investment Management

–	Assets Under Management in consolidated businesses were $14.0 billion

•	Returned $100.1 million of capital to shareholders during the quarter through dividends and repurchases, including repurchases of 1.7 million shares. Quarterly dividend of $0.28 per share

NEW YORK, April 22, 2015 – Evercore Partners Inc. (NYSE: EVR) today announced that its U.S. GAAP Net Revenues were $238.0 million for the quarter ended March 31, 2015, compared to $149.1 million and $321.9 million for the quarters ended March 31, 2014 and December 31, 2014, respectively. U.S. GAAP Net Income Attributable to Evercore Partners Inc. for the first quarter was $4.3 million, or $0.10 per share, compared to $10.6 million, or $0.25 per share, a year ago and $27.7 million, or $0.66 per share, last quarter.

Adjusted Pro Forma Net Revenues were $238.2 million for the quarter ended March 31, 2015, an increase of 60% and a decrease of 26% compared to $149.0 million and $320.9 million for the quarters ended March 31, 2014 and December 31, 2014, respectively. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $29.7 million, or $0.56 per share, for the first quarter, up 102% compared to $14.7 million, or $0.31 per share, a year ago and down 35% compared to $45.9 million, or $0.90 per share, last quarter.

The U.S. GAAP trailing twelve-month compensation ratio of 61.8% compares to 62.4% for the same period in 2014 and 60.0% for the twelve months ended December 31, 2014. The U.S. GAAP compensation ratio for the three months ended March 31, 2015, March 31, 2014 and December 31, 2014 was 68.5%, 61.3% and 59.7%, respectively. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 58.6%, compared to 59.1% for the same period in 2014 and 59.0% for the twelve months ended December 31, 2014. The Adjusted Pro Forma compensation ratio for the current quarter was 57.4%, compared to 59.2% and 58.3% for the quarters ended March 31, 2014 and December 31, 2014, respectively.

Results for the three months ended March 31, 2015 include three months of combined operations of Evercore ISI compared to two months of Evercore ISI’s results for the three months ended December 31, 2014.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“We are pleased with the momentum of our businesses as our revenues and operating income in the first quarter substantially exceeded prior year amounts; sustaining our track record of delivering consistent and meaningful year over year growth in revenues, operating income and EPS. Both our risked and unrisked pipelines of Advisory opportunities continue to be strong and our pipeline of underwriting assignments is building. Assets Under Management in our Wealth Management and Trust business grew by 15% versus the first quarter of 2014; as overall Assets Under Management grew 1% for the period. And the integration of our Equities business is on track, producing economic operating margins from secondary activities of 14%, and 16% including underwriting activities. We have seen meaningful opportunities to add senior talent in 2015. To date, eleven senior bankers have committed to join our firm, including six Advisory bankers focused on M&A and Restructuring, two bankers focused on Equity Capital Markets, one senior research analyst and two Senior Advisors. These professionals will strengthen our Technology, Energy, Chemicals, Power and Utilities and Financial Institutions teams and extend our capabilities in Restructuring and ECM,” said Ralph Schlosstein, President and Chief Executive Officer. “Concurrently, we remain committed to balancing investments for the future with delivering returns to our shareholders. In the first quarter we returned $100.1 million to shareholders, repurchasing 1.7 million shares, the highest amount of any quarter in our history.”

“The M&A environment continued to improve in the first quarter with continued growth in the dollar volume of announced transactions. Our teams are working closely with clients in multiple sectors; identifying opportunities created by changing energy prices, consolidation in technology and healthcare, QE in Europe and the steady recovery of the U.S. economy,” said Roger Altman, Executive Chairman. “We are also working hard to deliver on the expanded opportunities created by our investment in Evercore ISI, where our ECM backlogs continue to grow strongly. We are on track to having our strongest recruiting year ever, and we are excited by the opportunities that lie ahead.”

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2015	December 31, 2014	March 31, 2014	December 31, 2014	March 31, 2014
	(dollars in thousands)
Net Revenues	$237,983	$321,888	$149,113	(26)%	60%
Operating Income	$10,998	$67,852	$20,714	(84)%	(47)%
Net Income Attributable to Evercore Partners Inc.	$4,300	$27,732	$10,568	(84)%	(59)%
Diluted Earnings Per Share	$0.10	$0.66	$0.25	(85)%	(60)%
Compensation Ratio	68.5%	59.7%	61.3%
Operating Margin	4.6%	21.1%	13.9%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2015	December 31, 2014	March 31, 2014	December 31, 2014	March 31, 2014
	(dollars in thousands)
Net Revenues	$238,159	$320,929	$148,958	(26)%	60%
Operating Income	$50,473	$80,940	$26,388	(38)%	91%
Net Income Attributable to Evercore Partners Inc.	$29,725	$45,900	$14,726	(35)%	102%
Diluted Earnings Per Share	$0.56	$0.90	$0.31	(38)%	81%
Compensation Ratio	57.4%	58.3%	59.2%
Operating Margin	21.2%	25.2%	17.7%

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-11 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

Investment Banking

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2015	December 31, 2014	March 31, 2014	December 31, 2014	March 31, 2014
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$217,638	$298,426	$128,504	(27)%	69%
Other Revenue, net	(1,058)	(991)	(653)	(7)%	(62)%

Net Revenues	216,580	297,435	127,851	(27)%	69%

Expenses:
Employee Compensation and Benefits	148,640	177,206	78,757	(16)%	89%
Non-compensation Costs	52,669	52,558	29,989	—%	76%
Special Charges	2,290	1,161	—	97%	NM

Total Expenses	203,599	230,925	108,746	(12)%	87%

Operating Income	$12,981	$66,510	$19,105	(80)%	(32)%

Compensation Ratio	68.6%	59.6%	61.6%
Operating Margin	6.0%	22.4%	14.9%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2015	December 31, 2014	March 31, 2014	December 31, 2014	March 31, 2014
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$213,972	$293,363	$125,667	(27)%	70%
Other Revenue, net	692	436	532	59%	30%

Net Revenues	214,664	293,799	126,199	(27)%	70%

Expenses:
Employee Compensation and Benefits	122,105	172,239	75,543	(29)%	62%
Non-compensation Costs	45,630	44,753	27,462	2%	66%

Total Expenses	167,735	216,992	103,005	(23)%	63%

Operating Income	$46,929	$76,807	$23,194	(39)%	102%

Compensation Ratio	56.9%	58.6%	59.9%
Operating Margin	21.9%	26.1%	18.4%

For the first quarter, Evercore’s Investment Banking segment reported Net Revenues of $214.7 million, which represents an increase of 70% year-over-year and a decrease of 27% sequentially. Operating Income of $46.9 million increased 102% from the first quarter of last year and decreased 39% sequentially. Operating Margins were 21.9% in comparison to 18.4% for the first quarter of last year and 26.1% for the fourth quarter of 2014.

Revenues

Investment Banking Revenue

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2015	December 31, 2014	March 31, 2014	December 31, 2014	March 31, 2014
	(dollars in thousands)
Advisory Fees	$155,136	$240,042	$113,615	(35)%	37%
Commissions and Related Fees	53,068	43,957	8,256	21%	543%
Underwriting Fees	5,768	9,364	3,796	(38)%	52%

Total Investment Banking Revenue	$213,972	$293,363	$125,667	(27)%	70%

During the quarter, Investment Banking earned advisory fees from 151 clients (vs. 116 in Q1 2014 and 201 in Q4 2014) and fees in excess of $1 million from 35 transactions (vs. 32 in Q1 2014 and 63 in Q4 2014).

During the first quarter of 2015 Commissions and Related Fees of $53.1 million increased 543% from last year, reflecting the acquisition of ISI. Underwriting Fees of $5.8 million for the three months ended March 31, 2015 increased 52% versus the prior year.

Evercore ISI, our U.S. equities business, reported Net Revenues of $55.2 million, including allocated underwriting revenues of $2.7 million for the three months ended March 31, 2015. Operating margins as contemplated for the performance targets of the Class G and H LP Interests, giving effect to just Commissions and Related Fees, for the first quarter approximated 14%, and were 16% including the effect of underwriting revenues.

Expenses

Compensation costs were $122.1 million for the first quarter, an increase of 62% year-over-year and a decrease of 29% sequentially. The trailing twelve-month compensation ratio was 58.9%, down from 60.4% a year ago and 59.6% for the previous quarter. Evercore’s Investment Banking compensation ratio was 56.9% for the first quarter, down versus the compensation ratio reported for the three months ended March 31, 2014 of 59.9% and December 31, 2014 of 58.6%.

Non-compensation costs for the current quarter were $45.6 million, up 66% from the same period last year and 2% sequentially. The increase in costs versus the same period in the prior year reflects the addition of personnel within most parts of the business, increased new business costs associated with higher levels of global transaction activity and higher professional fees. Further, the increase in costs versus the prior quarter reflects the inclusion of ISI for the full quarter versus two months in the prior quarter. The ratio of non-compensation costs to net revenue for the current quarter was 21.3%, compared to 21.8% in the same quarter last year and 15.2% in the previous quarter.

Investment Management

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2015	December 31, 2014	March 31, 2014	December 31, 2014	March 31, 2014
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$22,081	$25,258	$21,915	(13)%	1%
Other Revenue, net	(678)	(805)	(653)	16%	(4)%

Net Revenues	21,403	24,453	21,262	(12)%	1%

Expenses:
Employee Compensation and Benefits	14,486	15,011	12,635	(3)%	15%
Non-compensation Costs	5,552	8,100	7,018	(31)%	(21)%
Special Charges	3,348	—	—	NM	NM

Total Expenses	23,386	23,111	19,653	1%	19%

Operating Income (Loss)	$(1,983)	$1,342	$1,609	NM	NM

Compensation Ratio	67.7%	61.4%	59.4%
Operating Margin	(9.3)%	5.5%	7.6%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2015	December 31, 2014	March 31, 2014	December 31, 2014	March 31, 2014
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$23,220	$26,985	$22,460	(14)%	3%
Other Revenue, net	275	145	299	90%	(8)%

Net Revenues	23,495	27,130	22,759	(13)%	3%

Expenses:
Employee Compensation and Benefits	14,486	15,011	12,635	(3)%	15%
Non-compensation Costs	5,465	7,986	6,930	(32)%	(21)%

Total Expenses	19,951	22,997	19,565	(13)%	2%

Operating Income	$3,544	$4,133	$3,194	(14)%	11%

Compensation Ratio	61.7%	55.3%	55.5%
Operating Margin	15.1%	15.2%	14.0%
Assets Under Management (in millions) (1)	$14,033	$14,048	$13,880	—%	1%

(1)	Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

For the first quarter, Investment Management reported Net Revenues and Operating Income of $23.5 million and $3.5 million, respectively. Investment Management reported a first quarter Operating Margin of 15.1%.

As of March 31, 2015, Investment Management reported $14.0 billion of AUM, flat from December 31, 2014.

Revenues

Investment Management Revenue

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2015	December 31, 2014	March 31, 2014	December 31, 2014	March 31, 2014
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$8,445	$8,235	$7,167	3%	18%
Institutional Asset Management (1)	11,088	11,418	11,135	(3)%	—%
Private Equity	1,408	2,023	2,025	(30)%	(30)%

Total Investment Advisory and Management Fees	20,941	21,676	20,327	(3)%	3%

Realized and Unrealized Gains (Losses)
Institutional Asset Management	1,624	1,325	1,643	23%	(1)%
Private Equity	(489)	2,225	(61)	NM	(702)%

Total Realized and Unrealized Gains	1,135	3,550	1,582	(68)%	(28)%

Equity in Earnings of Affiliates (2)	1,144	1,759	551	(35)%	108%

Investment Management Revenues	$23,220	$26,985	$22,460	(14)%	3%

(1)	Management fees from Institutional Asset Management were $11.1 million, $11.5 million and $11.1 million for the three months ended March 31, 2015, December 31, 2014, and March 31, 2014, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Equity in G5 | Evercore - Wealth Management and ABS on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Investment Advisory and Management Fees of $20.9 million for the quarter ended March 31, 2015 increased 3% compared to the same period a year ago, driven primarily by higher fees in Wealth Management, reflecting higher levels of assets under management, partially offset by lower fees in Private Equity.

Realized and Unrealized Gains of $1.1 million in the quarter decreased relative to the prior year; the change relative to the prior period was driven principally by higher Private Equity losses which by their nature may fluctuate significantly in both timing and amount.

Equity in Earnings of Affiliates of $1.1 million in the quarter increased relative to the prior year principally as a result of higher income earned in the first quarter of 2015 by ABS and G5 | Evercore.

Expenses

Investment Management’s first quarter expenses were $20.0 million, up 2% compared to the first quarter of 2014 and down 13% compared to the previous quarter.

Other U.S. GAAP Adjustments

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three months ended March 31, 2015 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company’s acquisitions, Special Charges, certain other business acquisition-related charges and professional fees.

Acquisition-related compensation charges for 2015 include expenses associated with performance-based awards granted in conjunction with the Company’s acquisition of ISI. The amount of expense is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in 2015 and in future periods. Special Charges for 2015 include separation benefits and costs associated with the termination of certain contracts within Evercore ISI and the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business. Special Charges for 2014 included separation benefits and certain exit costs related to combining the equities businesses upon the ISI acquisition and a provision against contingent consideration due on the disposition of Pan in 2013. Acquisition-related charges for 2015 and 2014 included professional fees incurred related to the acquisition of all of the outstanding equity interests of the operating businesses of ISI.

In addition, for Adjusted Pro Forma purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs.

Evercore’s Adjusted Pro Forma Diluted Shares Outstanding for the three months ended March 31, 2015 was higher than U.S. GAAP as a result of the inclusion of Evercore LP partnership units, as well as the assumed vesting of certain acquisition-related shares, LP Unit/Interest and unvested restricted stock units granted to Lexicon and ISI employees.

Further details of these adjustments, as well as an explanation of similar amounts for the three months ended March 31, 2014 and the three months ended December 31, 2014, are included in Annex I, pages A-2 to A-11.

Non-controlling Interests

Non-controlling Interests in certain operating subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these operating businesses range from 62% to 72%. For the periods ended March 31, 2015, December 31, 2014 and March 31, 2014 the gain (loss) allocated to non-controlling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
	(dollars in thousands)
Segment
Investment Banking (1)	$(301)	$1,315	$(864)
Investment Management (1)	616	965	1,417

Total	$315	$2,280	$553

(1)	The difference between the above Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense for certain acquisitions, which we excluded from the Adjusted Pro Forma results.

Income Taxes

For the three months ended March 31, 2015, Evercore’s Adjusted Pro Forma effective tax rate was 37.3%, compared to 37.0%, for the three months ended March 31, 2014. Changes in the effective tax rate are principally driven by the level of earnings in businesses with minority owners and earnings generated outside of the U.S.

For the three months ended March 31, 2015, Evercore’s U.S. GAAP effective tax rate was approximately 51.3%, compared to 36.1% for the three months ended March 31, 2014. The effective tax rate for U.S. GAAP purposes for 2015 reflects significant adjustments relating to the tax treatment of compensation associated with Evercore LP Units/Interests, state, local and foreign taxes, and other adjustments.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $258.2 million at March 31, 2015. Current assets exceed current liabilities by $270.7 million at March 31, 2015. Amounts due related to the Long-Term Notes Payable and Subordinated Borrowings were $128.3 million at March 31, 2015.

Capital Transactions

On April 20, 2015, the Board of Directors of Evercore declared a quarterly dividend of $0.28 per share to be paid on June 12, 2015 to common stockholders of record on May 29, 2015.

During the three months ended March 31, 2015 the Company repurchased approximately 1.7 million shares at an average cost per share of $51.05.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, April 22, 2015, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 21684961. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 21684961. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality equity research, sales and trading execution that is free of the conflicts created by proprietary activities. Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from 28 offices in North America, Europe, South America and Asia. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore
212-857-3100

Media Contact:	Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2014, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2015 AND 2014

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended March 31,
	2015	2014
Revenues
Investment Banking Revenue	$217,638	$128,504
Investment Management Revenue	22,081	21,915
Other Revenue	2,707	2,069

Total Revenues	242,426	152,488
Interest Expense (1)	4,443	3,375

Net Revenues	237,983	149,113

Expenses
Employee Compensation and Benefits	163,126	91,392
Occupancy and Equipment Rental	12,230	9,484
Professional Fees	9,433	8,511
Travel and Related Expenses	13,170	7,384
Communications and Information Services	8,562	3,373
Depreciation and Amortization	6,401	3,821
Special Charges	5,638	—
Acquisition and Transition Costs	484	100
Other Operating Expenses	7,941	4,334

Total Expenses	226,985	128,399

Income Before Income from Equity Method Investments and Income Taxes	10,998	20,714
Income from Equity Method Investments	1,107	241

Income Before Income Taxes	12,105	20,955
Provision for Income Taxes	6,212	7,563

Net Income	5,893	13,392
Net Income Attributable to Noncontrolling Interest	1,593	2,824

Net Income Attributable to Evercore Partners Inc.	$4,300	$10,568

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$4,300	$10,568

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	36,725	34,667
Diluted	42,788	41,698
Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.12	$0.30
Diluted	$0.10	$0.25

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, other IPO related restricted stock unit awards, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon and ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as Class G and H LP Interests. The amount of expense for the Class G and H LP Interests is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in 2015 and in future periods. The Adjusted Pro Forma results assume these LP Units and certain Class G and H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units, and related awards, is excluded from Adjusted Pro Forma results, and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted Pro Forma results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.	Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.	Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

b.	Compensation Charges. Expenses for deferred consideration issued to the sellers of certain of the Company’s acquisitions, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.

c.	GP Investments. Write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.

d.	Acquisition and Transition Costs. Primarily professional fees for legal and other services incurred during the first quarter of 2015 and fourth quarter of 2014 related to the acquisition of all of the outstanding equity interests of the operating businesses of ISI.

3.	Client Related Expenses. Client related expenses and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted Pro Forma presentation. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.	Professional Fees. The expense associated with share-based awards resulting from increases in the share price, which is required upon change in employment status, is excluded from Adjusted Pro Forma results.

5.	Special Charges. Expenses during the first quarter of 2015 primarily related to separation benefits and costs associated with the termination of certain contracts within the Company’s Evercore ISI business, and the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business. Expenses during the fourth quarter of 2014 primarily related to separation benefits and certain exit costs related to combining the equities businesses upon the ISI acquisition during the second half of 2014 and a provision against contingent consideration due on the disposition of Pan in 2013 during the fourth quarter of 2014.

6.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that certain Evercore LP Units and interests are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.

7.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

8.	Presentation of Income from Equity Method Investments. The Adjusted Pro Forma results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Net Revenues - U.S. GAAP	$237,983	$321,888	$149,113
Client Related Expenses (1)	(3,634)	(5,135)	(2,533)
Income from Equity Method Investments (2)	1,107	1,799	241
Interest Expense on Debt (3)	2,597	2,166	2,137
Other Purchase Accounting-related Amortization (8a)	106	211	—

Net Revenues - Adjusted Pro Forma	$238,159	$320,929	$148,958

Compensation Expense - U.S. GAAP	$163,126	$192,217	$91,392
Amortization of LP Units / Interests and Certain Other Awards (5)	(25,950)	(3,399)	—
Other Acquisition Related Compensation Charges (6)	(585)	(1,568)	(3,214)

Compensation Expense - Adjusted Pro Forma	$136,591	$187,250	$88,178

Operating Income - U.S. GAAP	$10,998	$67,852	$20,714
Income from Equity Method Investments (2)	1,107	1,799	241

Pre-Tax Income - U.S. GAAP	12,105	69,651	20,955
Amortization of LP Units / Interests and Certain Other Awards (5)	25,950	3,399	—
Other Acquisition Related Compensation Charges (6)	585	1,568	3,214
Special Charges (7)	5,638	1,161	—
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (8a)	3,114	2,405	82
Acquisition and Transition Costs (8b)	484	590	—

Pre-Tax Income - Adjusted Pro Forma	47,876	78,774	24,251
Interest Expense on Debt (3)	2,597	2,166	2,137

Operating Income - Adjusted Pro Forma	$50,473	$80,940	$26,388

Provision for Income Taxes - U.S. GAAP	$6,212	$30,542	$7,563
Income Taxes (9)	11,624	52	1,409

Provision for Income Taxes - Adjusted Pro Forma	$17,836	$30,594	$8,972

Net Income Attributable to Evercore Partners Inc. - U.S. GAAP	$4,300	$27,732	$10,568
Amortization of LP Units / Interests and Certain Other Awards (5)	25,950	3,399	—
Other Acquisition Related Compensation Charges (6)	585	1,568	3,214
Special Charges (7)	5,638	1,161	—
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (8a)	3,114	2,405	82
Acquisition and Transition Costs (8b)	484	590	—
Income Taxes (9)	(11,624)	(52)	(1,409)
Noncontrolling Interest (10)	1,278	9,097	2,271

Net Income Attributable to Evercore Partners Inc. - Adjusted Pro Forma	$29,725	$45,900	$14,726

Diluted Shares Outstanding - U.S. GAAP	42,788	41,912	41,698
Vested Partnership Units (11a)	4,479	4,541	5,085
Unvested Partnership Units (11a)	5,961	4,670	—
Unvested Restricted Stock Units - Event Based (11a)	12	12	12
Acquisition Related Share Issuance (11b)	119	136	363

Diluted Shares Outstanding - Adjusted Pro Forma	53,359	51,271	47,158

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$0.10	$0.66	$0.25
Diluted Earnings Per Share - Adjusted Pro Forma	$0.56	$0.90	$0.31

Compensation Ratio - U.S. GAAP	68.5%	59.7%	61.3%
Compensation Ratio - Adjusted Pro Forma	57.4%	58.3%	59.2%

Operating Margin - U.S. GAAP	4.6%	21.1%	13.9%
Operating Margin - Adjusted Pro Forma	21.2%	25.2%	17.7%

Effective Tax Rate - U.S. GAAP	51.3%	43.9%	36.1%
Effective Tax Rate - Adjusted Pro Forma	37.3%	38.8%	37.0%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Net Revenues - U.S. GAAP	$1,004,728	$915,858	$761,910
Client Related Expenses (1)	(18,854)	(17,753)	(15,318)
Income from Equity Method Investments (2)	6,046	5,180	7,811
Interest Expense on Debt (3)	8,890	8,430	8,218
General Partnership Investments (4)	—	—	385
Other Purchase Accounting-related Amortization (8a)	317	211	—
Adjustment to Tax Receivable Agreement Liability (9)	—	—	(6,905)

Net Revenues - Adjusted Pro Forma	$1,001,127	$911,926	$756,101

Compensation Expense - U.S. GAAP	$621,250	$549,516	$475,177
Amortization of LP Units / Interests and Certain Other Awards (5)	(29,349)	(3,399)	(14,449)
Other Acquisition Related Compensation Charges (6)	(5,310)	(7,939)	(14,191)

Compensation Expense - Adjusted Pro Forma	$586,591	$538,178	$446,537

Compensation Ratio - U.S. GAAP (a)	61.8%	60.0%	62.4%
Compensation Ratio - Adjusted Pro Forma (a)	58.6%	59.0%	59.1%

	Investment Banking
	Twelve Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Net Revenues - U.S. GAAP	$908,366	$819,637	$667,040
Client Related Expenses (1)	(18,804)	(17,702)	(15,282)
Income from Equity Method Investments (2)	768	495	2,426
Interest Expense on Debt (3)	5,099	4,640	4,483
Other Purchase Accounting-related Amortization (8a)	317	211	—
Adjustment to Tax Receivable Agreement Liability (9)	—	—	(5,524)

Net Revenues - Adjusted Pro Forma	$895,746	$807,281	$653,143

Compensation Expense - U.S. GAAP	$562,532	$492,649	$421,402
Amortization of LP Units / Interests and Certain Other Awards (5)	(29,349)	(3,399)	(12,908)
Other Acquisition Related Compensation Charges (6)	(5,310)	(7,939)	(14,191)

Compensation Expense - Adjusted Pro Forma	$527,873	$481,311	$394,303

Compensation Ratio - U.S. GAAP (a)	61.9%	60.1%	63.2%
Compensation Ratio - Adjusted Pro Forma (a)	58.9%	59.6%	60.4%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED MARCH 31, 2015

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$217,638	$(3,666)	(1)(2)	$213,972
Other Revenue, net	(1,058)	1,750	(3)(8a)	692

Net Revenues	216,580	(1,916)		214,664

Expenses:
Employee Compensation and Benefits	148,640	(26,535)	(5)(6)	122,105
Non-compensation Costs	52,669	(7,039)	(8)	45,630
Special Charges	2,290	(2,290)	(7)	—

Total Expenses	203,599	(35,864)		167,735

Operating Income (a)	$12,981	$33,948		$46,929

Compensation Ratio (b)	68.6%			56.9%
Operating Margin (b)	6.0%			21.9%

	Investment Management Segment
	Three Months Ended March 31, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$22,081	$1,139	(1)(2)	$23,220
Other Revenue, net	(678)	953	(3)	275

Net Revenues	21,403	2,092		23,495

Expenses:
Employee Compensation and Benefits	14,486	—		14,486
Non-compensation Costs	5,552	(87)	(8)	5,465
Special Charges	3,348	(3,348)	(7)	—

Total Expenses	23,386	(3,435)		19,951

Operating Income (Loss) (a)	$(1,983)	$5,527		$3,544

Compensation Ratio (b)	67.7%			61.7%
Operating Margin (b)	(9.3%)			15.1%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED DECEMBER 31, 2014

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$298,426	$(5,063)	(1)(2)	$293,363
Other Revenue, net	(991)	1,427	(3)(8a)	436

Net Revenues	297,435	(3,636)		293,799

Expenses:
Employee Compensation and Benefits	177,206	(4,967)	(5)(6)	172,239
Non-compensation Costs	52,558	(7,805)	(8)	44,753
Special Charges	1,161	(1,161)	(7)	—

Total Expenses	230,925	(13,933)		216,992

Operating Income (a)	$66,510	$10,297		$76,807

Compensation Ratio (b)	59.6%			58.6%
Operating Margin (b)	22.4%			26.1%

	Investment Management Segment
	Three Months Ended December 31, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$25,258	$1,727	(1)(2)	$26,985
Other Revenue, net	(805)	950	(3)	145

Net Revenues	24,453	2,677		27,130

Expenses:
Employee Compensation and Benefits	15,011	—		15,011
Non-compensation Costs	8,100	(114)	(8)	7,986

Total Expenses	23,111	(114)		22,997

Operating Income (a)	$1,342	$2,791		$4,133

Compensation Ratio (b)	61.4%			55.3%
Operating Margin (b)	5.5%			15.2%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED MARCH 31, 2014

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$128,504	$(2,837)	(1)(2)	$125,667
Other Revenue, net	(653)	1,185	(3)	532

Net Revenues	127,851	(1,652)		126,199

Expenses:
Employee Compensation and Benefits	78,757	(3,214)	(6)	75,543
Non-compensation Costs	29,989	(2,527)	(7)	27,462

Total Expenses	108,746	(5,741)		103,005

Operating Income (a)	$19,105	$4,089		$23,194

Compensation Ratio (b)	61.6%			59.9%
Operating Margin (b)	14.9%			18.4%

	Investment Management Segment
	Three Months Ended March 31, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$21,915	$545	(1)(2)	$22,460
Other Revenue, net	(653)	952	(3)	299

Net Revenues	21,262	1,497		22,759

Expenses:
Employee Compensation and Benefits	12,635	—		12,635
Non-compensation Costs	7,018	(88)	(8)	6,930

Total Expenses	19,653	(88)		19,565

Operating Income (a)	$1,609	$1,585		$3,194

Compensation Ratio (b)	59.4%			55.5%
Operating Margin (b)	7.6%			14.0%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

For further information on these Adjusted Pro Forma adjustments, see page A-2.

(1)	Client related expenses and provisions for uncollected receivables have been reclassified as a reduction of revenue in the Adjusted Pro Forma presentation.
(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted Pro Forma presentation.
(3)	Interest Expense on Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.
(4)	Write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.
(5)	Expenses incurred from the vesting of Class E LP Units and Class G and H LP Interests issued in conjunction with the acquisition of ISI are excluded from the Adjusted Pro Forma presentation.
(6)	Expenses for deferred consideration issued to the sellers of certain of the Company’s acquisitions are excluded from the Adjusted Pro Forma presentation.
(7)	Expenses during the first quarter of 2015 primarily related to separation benefits and costs associated with the termination of certain contracts within the Company’s Evercore ISI business, and the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business. Expenses during the fourth quarter of 2014 primarily related to separation benefits and certain exit costs related to combining the equities businesses upon the ISI acquisition during the second half of 2014 and a provision against contingent consideration due on the disposition of Pan in 2013 during the fourth quarter of 2014.

(8)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended March 31, 2015
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$12,230	$—		$12,230	$11,022	$1,208
Professional Fees	9,433	(699)	(1)	8,734	7,158	1,576
Travel and Related Expenses	13,170	(2,840)	(1)	10,330	9,809	521
Communications and Information Services	8,562	(10)	(1)	8,552	8,048	504
Depreciation and Amortization	6,401	(3,008)	(8a)	3,393	2,441	952
Acquisition and Transition Costs	484	(484)	(8b)	—	—	—
Other Operating Expenses	7,941	(85)	(1)	7,856	7,152	704

Total Non-compensation Costs	$58,221	$(7,126)		$51,095	$45,630	$5,465

	Three Months Ended December 31, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$11,581	$—		$11,581	$9,845	$1,736
Professional Fees	14,068	(2,324)	(1)	11,744	8,773	2,971
Travel and Related Expenses	12,957	(2,744)	(1)	10,213	9,618	595
Communications and Information Services	7,549	—		7,549	6,902	647
Depreciation and Amortization	5,397	(2,194)	(8a)	3,203	2,230	973
Acquisition and Transition Costs	590	(590)	(8b)	—	—	—
Other Operating Expenses	8,516	(67)	(1)	8,449	7,385	1,064

Total Non-compensation Costs	$60,658	$(7,919)		$52,739	$44,753	$7,986

	Three Months Ended March 31, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$9,484	$—		$9,484	$7,911	$1,573
Professional Fees	8,511	(754)	(1)	7,757	5,893	1,864
Travel and Related Expenses	7,384	(1,663)	(1)	5,721	5,111	610
Communications and Information Services	3,373	(5)	(1)	3,368	2,976	392
Depreciation and Amortization	3,821	(82)	(8a)	3,739	1,963	1,776
Acquisition and Transition Costs	100	—		100	100	—
Other Operating Expenses	4,334	(111)	(1)	4,223	3,508	715

Total Non-compensation Costs	$37,007	$(2,615)		$34,392	$27,462	$6,930

(8a)	The exclusion from the Adjusted Pro Forma presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.
(8b)	Primarily professional fees for legal and other services incurred during the first quarter of 2015 and fourth quarter of 2014 related to the acquisition of all of the outstanding equity interests of the operating businesses of ISI.
(9)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to Evercore’s effective tax rate assuming that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.
(10)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted Pro Forma presentation.
(11a)	Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and interests and IPO related restricted stock unit awards in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.

(11b)	Assumes the vesting of all Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.